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                                   EXHIBIT 3


                                   AGREEMENT

          The undersigned persons hereby agree that reports on Schedule 13D, and amendments thereto, may be filed in a single statement on behalf of all such persons.

Dated:         June 26, 1998



                                    /s/ Warren E. Buffett
                                    ---------------------------
                                    Warren E. Buffett



                                    BERKSHIRE HATHAWAY INC.



                                    By: /s/ Warren E. Buffett
                                        ------------------------
                                        Warren E. Buffett
                                        Chairman of the Board